EXHIBIT 10.3

Nonqualified Stock Option Agreement under
the Orthofix International N.V.
Amended and Restated 2004 Long-Term Incentive Plan

This Option Agreement (the “Agreement”) is made this __ day of __________ 20__ (the “Grant Date”) between Orthofix International N.V., a Netherlands Antilles company (the “Company”), and the person signing this Agreement adjacent to the caption “Optionee” on the signature page hereof (the “Optionee”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to afford the Optionee the opportunity to purchase Common Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.   Grant of Option. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase ________ Common Shares at an exercise price of $__.__ per share (the “Exercise Price”).

2.   Incorporation of Plan. The Optionee acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with its terms and provisions and hereby accepts this Option subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

3.   Nature of the Option. The Option shall be a Nonqualified Stock Option.

4.   Vesting. Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein or therein, the Option shall vest and become exercisable with respect to one-hundred percent (100%) of the shares covered thereby on the third anniversary of the Grant Date.

5.   Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with the Plan or this Agreement; provided, however: (i) if the termination date falls on a date on which the exercise of the Option would violate any applicable federal, state, local or foreign law, such termination date shall be extended to 30 days after the first date that exercise of the Option would no longer violate any applicable federal, state, local or foreign law, and (ii) if the termination date falls on a date on which the Optionee is prohibited by Company policy in effect on such date from engaging in transactions in the Company’s securities, such termination date shall be extended to the first date that the Optionee is permitted to engage in transaction in the Company’s securities under such Company policy so long as such extension does not cause the Option to become subject to Code Section 409A or violate any other applicable law.

6.   Termination of Employment.

(a)     General. A termination of employment shall be deemed to have occurred if the Optionee is no longer employed by, or otherwise providing services to, the Company or any of its Subsidiaries for any reason. The Committee shall have discretion to determine whether an authorized leave of absence (as a result of disability or otherwise) shall constitute a termination of employment for purposes of the Plan and this Agreement.

(b)     Termination of Employment Other than for Cause, Death, Permanent Disability or Voluntary Termination – No Optionee Employment Agreement.  If, prior to vesting, the Optionee's employment is terminated or the Optionee retires in accordance with the Company’s retirement policies, the Option shall be considered vested and be immediately exercisable as of the date of such termination of employment with respect to the aggregate number of Common Shares as to which the Option would have been vested as of December 31 of the year in which such termination of employment occurs.  The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option, to the extent it has vested as of the date of such termination of employment, at any time within 180 days after the date of such termination of employment, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the vested portion of the Option is not exercised within such 180 day period, the Option shall be cancelled and revert back to the Company and the Optionee shall have no further right or interest therein. The unvested portion of any Option shall be cancelled and revert back to the Company as of the date of the Optionee's termination of employment and the Optionee shall have no further right or interest therein.  This Section 6(b) only applies if the Optionee does not have an Employment Agreement.  In no event shall this Section apply if termination is (i) for Cause, (ii) by reason of death or Permanent Disability or (iii) as a result of a Voluntary Termination.

(c)     Termination of Employment Other than for Cause, Death, Permanent Disability or Voluntary Termination – Optionee has Employment Agreement. Notwithstanding Section 6(b) above, in the event the Optionee has an Employment Agreement and, prior to vesting, the Optionee's employment is terminated or the Optionee retires in accordance with the Company’s retirement policies, then the Option shall be considered vested in full and be immediately exercisable as of the date of such termination of employment.  For the avoidance of doubt, a resignation by the Optionee for “good reason” or words of similar meaning under any Employment Agreement shall constitute a termination subject to the terms and provisions of this Section 6(c) and upon such event the Option shall be considered vested in full and be immediately exercisable as of the date of such termination of employment.  The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option until the expiration of the Option as provided in Section 5 hereof. To the extent the vested portion of the Option is not exercised within such period, the Option shall be cancelled and revert back to the Company and the Optionee shall have no further right or interest therein.  In no event shall this Section apply if termination is (i) for Cause, (ii) by reason of death or Permanent Disability or (iii) as a result of a Voluntary Termination.

(d)     Termination of Employment for Cause; Voluntary Termination. If, prior to vesting, (i) the Optionee's employment with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause, or (ii) Optionee terminates employment under circumstances constituting a Voluntary Termination, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of employment, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option, to the extent it has vested as of the date of termination of employment, at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 5 hereof.

(e)     Termination of Employment for Death or Permanent Disability.  If the Optionee's employment with the Company and its Subsidiaries terminates by reason of death or Permanent Disability, the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of employment.  The Option shall remain exercisable by the Optionee, a Permitted Transferee (as defined in Section 11 hereof), a transferee under a domestic relations order, or the Optionee's estate, personal representative or beneficiary, as applicable, at any time within 12 months after the date of such termination of employment, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the Option is not exercised within such 12 month period, the Option shall be cancelled and revert back to the Company and the Optionee, Permitted Transferee, transferee under a domestic relations order, or the Optionee’s estate, personal representative or beneficiary, as applicable, shall have no further right or interest therein.

(f)     Effect of Employment Agreements Generally.  Terms of an Employment Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of an Option shall vest, be exerciseable or be cancelled shall control over the terms of this Agreement.

7.   Change in Control. Upon the occurrence of a Change in Control, the Option shall automatically vest and become immediately exercisable in full and shall remain exercisable in accordance with the terms of Section 6 hereof, subject to the earlier expiration of the Option as provided in Section 5 hereof.

8.   Method of Exercising Option.

(a)     Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee, a Permitted Transferee, a transferee pursuant to a domestic relations order, or following the Optionee’s death, the Optionee’s estate, personal representative, or beneficiary, as applicable, and stating the number of Common Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 8(b) and 8(e) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

(b)     Payment. Prior to the issuance of the Common Shares pursuant to Section 8(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a “cashless” exercise of all or a portion of the Option.

(c)     Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d)     Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(e)     Issuance of Common Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option, the Company shall either: (i) deliver or cause to be delivered to the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable) one or more share certificates for the appropriate number of Common Shares issued in connection with such exercise (less any Common Shares withheld under Section 10 below), or (ii) cause its third-party recordkeeper to credit an account established and maintained in the name of the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable) with the number of Common Shares issued in connection with such exercise (less any Common Shares withheld under Section 10 below); provided, however, that an actual share certificate shall be delivered if requested by the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable). Such Common Shares shall be fully paid and nonassessable and shall be issued in the name of the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable).

9.   Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

10.     Tax Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Optionee or any Permitted Transferees, a transferee under a domestic relations order, or following the Optionee’s death, the Optionee’s estate, personal representative, or beneficiary, as applicable), to require the Optionee to remit to the Company any amount sufficient to satisfy the minimum required federal, state or local tax withholding requirements, as well as all applicable withholding tax requirements of any other country or jurisdiction. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the minimum federal, state or local taxes required to be withheld with respect to such payments.

11.     Transfers. Unless the Committee determines otherwise after the Grant Date, the Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, the Option may be transferred to the Optionee's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, the “Permitted Transferees”). Any Option transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Optionee. The Committee may in its discretion permit transfers of Options other than those contemplated by this Section 11.

12.     Option Exercisable Only by the Optionee. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by a Permitted Transferee to whom such Option has been transferred in accordance with Section 11.

13.      Prohibition on Repricing.  The Agreement may not be amended to (a) reduce the Exercise Price of the Option granted hereunder, nor (b) cancel or replace the Option  hereunder with an Option having a lower exercise price.

14.     Miscellaneous Provisions.

(a)     Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing.  Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she has most recently provided to the Company.   Any notice given electronically shall be deemed effective on the date of transmission.

(b)     Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)     Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  In the event the Optionee has an Employment Agreement with the Company, any conflicts or ambiguities shall be resolved first by reference to the Plan, then the Employment Agreement and finally to this Agreement.  In the event such conflict or ambiguity cannot be resolved by reference to the Plan, reference shall be made to the Employment Agreement.  Finally, and only in the event such conflict or ambiguity cannot be resolved by reference to the Plan and Employment Agreement, reference shall be made to this Agreement.

(e)     Amendments. The Board and the Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of Sections 16 and 19 of the Plan, and any alteration or amendment of the terms of the Option by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of the Option in any manner which is consistent with the Plan.

(f)      Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g)     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law provisions thereof.

(h)     No Employment or Other Rights. This Option grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Optionee’s employment at any time.  For purposes of this Agreement only, the term “employment” shall include circumstances under which Optionee provides consulting or other services to the Company or any of its Subsidiaries as an independent contractor, but such Optionee is not, nor shall be considered, an employee; provided, however, nothing in this Section 14(h) or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

15.     Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Cause” shall mean termination of the Optionee's employment because of the Optionee's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company, (ii) conviction for, or guilty plea to, a felony or crime of similar gravity in the jurisdiction in which such conviction or guilty plea occurs, (iii) unauthorized disclosure of any trade secrets or other confidential information relating to the Company's business and affairs (except to the extent such disclosure is required under applicable law), or (iv) such other circumstances constituting a termination for cause under any Employment Agreement.

“Change in Control” shall mean:

(i)   the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of the Company's common stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”);  excluding,  however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition of Change of Control; or

(ii)     a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided,  however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but  provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”);  excluding, however, such a Corporate Transaction pursuant to which all of the following conditions are met: (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;

(iv)    the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v)     any similar or other definition contained in any Employment Agreement (even if broader than as defined above).

“Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan

“Employment Agreement” shall mean a written employment, change in control or change of control agreement between the Optionee and the Company and/or a Subsidiary.  Employment Agreement expressly does not include any offer letter, at-will employment arrangements or an employment or similar agreement entered into outside the United States solely for purposes of complying with local law requirements with respect to employment.  For purposes of this Agreement only and subject to Section 14(h), the term “Employment Agreement” shall include a written agreement under which the Optionee provides consulting or other services as an independent contractor to the Company.

“Permanent Disability” shall mean termination of the Optionee's employment as a result of a physical or mental incapacity which substantially prevents the Optionee from performing his or her duties as an employee and that has continued for at least 180 days and can reasonably be expected to continue indefinitely. Any dispute as to whether or not the Optionee is disabled within the meaning of the preceding sentence shall be resolved by a physician selected by the Committee.

“Voluntary Termination” shall occur when the Optionee voluntarily ceases employment with, or the provision of services to, the Company and its Subsidiaries for any reason or no reason (e.g., the Optionee elects to cease being an employee or provide consulting services or the Optionee resigns or quits).  For the avoidance of doubt, a Voluntary Termination shall not occur as a result of termination of employment as a result of death, Permanent Disability (as provided hereunder), or termination for “good reason” or similar words (as permitted hereunder and pursuant to an Employment Agreement) or as the result of the Optionee’s retirement in accordance with the Company’s retirement policies.

EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

By:
Name: Alan W. Milinazzo
Title: Chief Executive Officer

OPTIONEE:
By:
Name: [ ]
Title: [ ]